Exhibit 10.37


          AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS
          ------------------------------------------------------------

THIS AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 5th day of October, 2005, by and between PASSCO COLIMA, LLC, a Delaware limited liability company, PASSCO PHM, LLC, a Delaware limited liability company, PHM-1, LLC, a Delaware limited liability company, PHM-2, LLC, a Delaware limited liability company, PHM-3, LLC, a Delaware limited liability company, PHM-4, LLC, a Delaware limited liability company, PHM-5, LLC, a Delaware limited liability company, PHM-6, LLC, a Delaware limited liability company, PHM-7, LLC, a Delaware limited liability company, PHM-8, LLC, a Delaware limited liability company, PHM-9, LLC, a Delaware limited liability company, PHM-10, LLC, a Delaware limited liability company, PHM-11, LLC, a Delaware limited liability company, PHM-12, LLC, a Delaware limited liability company, PHM-13, LLC, a Delaware limited liability company, PHM-14, LLC, a Delaware limited liability company, PHM-15, LLC, a Delaware limited liability company, PHM-16, LLC, a Delaware limited liability company, PHM-17, LLC, a Delaware limited liability company, PHM-18, LLC, a Delaware limited liability company, PHM-20, LLC, a Delaware limited liability company, PHM-21, LLC, a Delaware limited liability company, PHM-23, LLC, a Delaware limited liability company, PHM-24, LLC, a Delaware limited liability company, PHM-25, LLC, a Delaware limited liability company, PHM-26, LLC, a Delaware limited liability company, PHM-27, LLC, a Delaware limited liability company, PHM-28, LLC, a Delaware limited liability company and PHM-29, LLC, a Delaware limited liability company, each as tenants in common(referred to herein collectively as the "Seller"), and (B) GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Buyer"). In consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell, and Buyer desires to purchase, the Property described below, for the Purchase Price and upon the terms and conditions set forth below:


                                    ARTICLE 1
                                    ---------

                 CERTAIN DEFINITIONS AND FUNDAMENTAL PROVISIONS
                 ----------------------------------------------

This Article 1 sets forth certain definitions and fundamental provisions for purposes of this Agreement.

     1.1 "Buyer's Address" means:

          Glimcher Properties Limited Partnership
          150 East Gay Street
          Columbus, OH 43215
          Attn:  General Counsel
          Facsimile:  614-621-8863
          Telephone No.: 614-887-5621

     1.2 "Closing Date" means thirty (30) days from the expiration of the Inspection Period (or any other date which is approved in writing by both Buyer and Seller) (as such date may be extended in accordance with the provisions of
Section 3.6 and Section 3.7 hereinbelow).

     1.3 "Deposit" means collectively: (a) Two Million Dollars ($2,000,000.00) (the "Initial Deposit"), and (b) One Million Dollars ($1,000,000.00) (the "Additional Deposit"). The Deposit shall be increased by all interest actually accrued thereon while held by the Escrow Holder.

     1.4 "Effective Date" means the date of mutual execution of this Agreement (which date shall be confirmed in writing to the Buyer and the Seller by the Escrow Holder upon receipt of fully executed copies of this Agreement).

     1.5 "Escrow Holder" means Chicago Title Company, whose address is:

         Chicago Title Company
         16969 Von Karman Avenue, Suite 200
         Irvine, California 92606
         Attn: Lorri Beasley
         Facsimile: (949) 263-0536
         Telephone No.: (949) 263-2544

     1.6 "Inspection Period" means the period commencing on the Effective Date and ending at 5:00 p.m., P.S.T., on the date that is thirty (30) calendar days following the Effective Date.

     1.7 "Property" means, collectively, the Real Property, and all of Seller's right, title and interest, if any, in the Contracts, the Intangible Property, the Leases, the Personal Property and the Security Deposits, as such terms are defined below.

          1.7.1 "Real Property" means the Land and the Improvements consisting of an indoor mall commonly known as "Puente Hills Mall", and located at 1600 South Azusa Avenue, City of Industry, County of Los Angeles, California.

          1.7.2 "Land" means that certain land more particularly described on Exhibit "A" attached hereto, together with all right, title and interest of Seller in and to all easements in or upon such land and all other rights and appurtenances belonging or in anywise pertaining to such land.

          1.7.3 "Improvements" means all structures, improvements and fixtures located on the Land.

          1.7.4 "Contracts" means all assignable service, supply, maintenance and construction contracts, if any, relating to the Real Property or Personal Property.

          1.7.5 "Intangible Property" means all assignable intangible personal property, if any, owned by Seller on the Closing Date, including the right to use the current names, logos, trademarks and trade names of the Real Property (but not of the Seller or its affiliates, parents or subsidiaries) and all licenses, permits and certificates of occupancy issued by governmental authorities relating to the use, maintenance, occupancy and/or operation of the Real Property and Personal Property.

          1.7.6 "Leases" means any tenant leases directly affecting the Real Property on the Closing Date.

          1.7.7 "Personal Property" means all fixtures, furniture, carpeting, draperies, appliances, building supplies, equipment, machinery, inventory, and other tangible items of personal property owned by Seller and affixed, attached to, placed or situated upon the Real Property and used in connection with the ownership of the Real Property. Personal Property does not include any items of personal property which are either (a) leased to Seller, or (b) owned by third parties or Tenants.

          1.7.8 "Security Deposits" means all refundable security deposits of tenants at the Property (the "Tenants"), if any, held by and in the possession of Seller.

     1.8 "Purchase Price" means One Hundred Seventy Million Five Hundred Thousand Dollars ($170,500,000.00).

     1.9 "Seller's Address" means:                With copies to:

         c/o Passco Real Estate Enterprises, Inc.  Bouza, Klein & Goosenberg
         96 Corporate Park, Second Floor           950 South Flower Street,
         Irvine, California 92606                  Suite 100
         Attn: Mr. Gary L. Smith                   Los Angeles, California 90015
         Facsimile: (949) 442-2490                 Attn: Michael J. Kaminsky
         Telephone No.: (949) 442-1000             Facsimile: (213) 488-1316
                                                   Telephone No.: (213) 488-0675

     1.10 "Title Company" means Flager Title Company, whose address is:

          Flager Title Company
          5 Harvard Circle, Suite 110
          West Palm Beach, FL  33409
          Attn: Roger Gamblin
          Facsimile: 561-686-5039
          Telephone No.: 561-687-1300

                                    ARTICLE 2
                                    ---------

                                  CONSIDERATION
                                  -------------

     2.1 Purchase Price. The Purchase Price to be paid by Buyer to Seller for the sale and conveyance of the Property is specified in Section 1.8, and shall be payable (after accounting for the entire Deposit and the outstanding principal balance of the "Greenwich Capital Loan" [as hereinafter defined]) to Seller at the closing of the transaction contemplated hereby ("Closing") by wire transfer in immediately available federal funds, which funds must be delivered in a manner to permit Escrow Holder to deliver good funds to the Seller or its designee on the Closing Date. It is estimated that the balance of the Greenwich Capital Loan is currently $89,136,443.00.

     2.2 Deposit. On or prior to the date which is two (2) business days following the Effective Date, Buyer shall deposit with Escrow Holder, by wire transfer of immediately available federal funds, the Initial Deposit. If Buyer does not properly terminate this Agreement on or before the expiration of the Inspection Period, Buyer shall, prior to the expiration of the Inspection Period, deposit with Escrow Holder, by wire transfer of immediately available federal funds, the Additional Deposit. The Initial Deposit shall remain refundable until the expiration of the Inspection Period. The Additional Deposit shall be non-refundable upon deposit into Escrow (except in the event of Seller's default under the Agreement). Upon receipt, Escrow Holder shall deposit the Initial Deposit into an interest-bearing money market account maintained at a federally insured state or national bank located in California. All interest earned shall be reported to the Internal Revenue Service as income of Buyer. Buyer shall promptly execute all forms reasonably requested by Escrow Holder in connection with depositing the Initial Deposit in an interest-bearing account. Upon the Buyer's delivery of the Additional Deposit, the entire Deposit (including the Initial Deposit and the Additional Deposit) shall become non-refundable (except in the event of Seller's default under the Agreement).

     2.3 Disposition of Deposit. If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the entire Deposit shall be credited against the Purchase Price at Closing. If this Agreement is terminated by either Seller or Buyer as specifically set forth in this Agreement, Escrow Holder shall deliver the entire portion of the Deposit then held by Escrow Holder to the party hereto entitled to same pursuant to the applicable terms of this Agreement pertaining to such termination.


                                    ARTICLE 3
                                    ---------

                   CONDITIONS PRECEDENT; INSPECTION AND TITLE
                   ------------------------------------------

     3.1 Buyer's Inspections.

          3.1.1 Inspections, Tests and Studies. Seller shall permit Buyer and its authorized agents and representatives to enter upon the Real Property at all reasonable times (and upon prior written notice to Seller) during normal business hours to inspect and conduct tests and studies of the Real Property. Buyer shall notify Seller, in writing, of its intention, or the intention of its agents or representatives, to enter the Real Property at least forty-eight (48) hours prior to such intended entry, and obtain Seller's prior written consent to any inspections, studies and tests to be conducted (which consent shall not be unreasonably withheld). At Seller's option, Seller may be present for any inspection, test or study. Buyer shall bear the cost of all inspections, tests and studies. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Buyer (i) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samples and the like) without Seller's prior written consent, or (ii) contact any Tenant without Seller's prior written consent.

          3.1.2 Buyer's Delivery of Information to Seller. As additional consideration for the transaction contemplated herein, Buyer agrees that, at Buyer's expense, it will provide Seller, promptly following the receipt of same by Buyer, copies of any and all reports, tests, studies and test results obtained by Buyer or prepared by or on behalf of Buyer with respect to the Property, including, without limitation, those involving the structural, geologic, environmental or other condition of or relating to the Property (collectively, "Buyer's Information"). Seller hereby acknowledges that Buyer has not made and does not make any warranty or representation regarding the truth or accuracy of any Buyer's Information, except as expressly set forth in Section
5.6 of this Agreement.

     3.2 Document Review.

          3.2.1 Documents. Within five (5) business days following the Effective Date, Seller shall deliver to Buyer the documents and materials regarding the Property set forth on Exhibit "E" hereto, to the extent the same are in Seller's possession. In addition, during the Inspection Period and following at least forty-eight (48) hours' prior written notice from Buyer, Seller agrees to allow Buyer, its authorized agents or representatives, at Buyer's expense, to inspect at Seller's offices in Irvine, California, and make copies of any other documents and property records (other than the Excluded Documents, as defined below) relating exclusively to the Seller's ownership and operation of the Property, but only if and to the extent such documents and property records are in Seller's possession. All documents and property records delivered to, made available to, copied and/or reviewed by Buyer pursuant to this Section 3.2 (including the Leases and Contracts, if any) shall sometimes be referred to collectively herein as the "Documents". Notwithstanding anything in this Agreement to the contrary, Seller shall have no obligation to make available to Buyer, and Buyer shall have no right to inspect or make copies of, any of the Excluded Documents. As used herein, "Excluded Documents" shall mean any documents involving either Seller's financing or refinancing of the Property, any purchase and escrow agreements and correspondence pertaining to Seller's acquisition of the Property, any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers, any third party purchase inquiries and correspondence, appraisals of the Property, internal budgets or financial projections, and any other internal documents.

          3.2.2 Proprietary Information. Buyer acknowledges and agrees that the Documents are proprietary and confidential in nature and have been or will be made available to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer agrees not to disclose the Documents or any of the provisions, terms or conditions thereof, nor shall Buyer disclose any of Buyer's Information, to any party outside of Buyer's organization except (i) to Buyer's attorneys, accountants, lenders, prospective lenders, investors and/or prospective investors (collectively, the "Permitted Outside Parties"), or (ii) as may be required by law. Buyer further agrees to notify all Permitted Outside Parties that the Documents and Buyer's Information are to be kept confidential and not disclosed to third parties. In permitting Buyer and the Permitted Outside Parties to review the Documents to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer.

          3.2.3 Return of Documents. Buyer shall return to Seller all of the Documents and any and all copies Buyer has made of the Documents, together with all of Buyer's Information not previously delivered to Seller, at such time as this Agreement is terminated for any reason, which obligation shall survive such termination.

          3.2.4 No Representation or Warranty By Seller. Buyer acknowledges that many of the Documents were prepared (a) by third parties other than Seller, and/or (b) prior to Seller's ownership of the Property. Buyer further acknowledges, confirms, and agrees that, except as expressly set forth in
Section 5.6 of this Agreement: (i) neither Seller nor any of its partners, agents, employees or contractors has made any warranty or representation regarding the truth, accuracy or completeness of any of the Documents or the source(s) thereof, and Buyer has not relied on the truth or completeness of the Documents, and (ii) Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents or making the Documents available to Buyer solely as an accommodation to Buyer.

     3.3 Title. Promptly following Effective date, the Title Company shall deliver to Buyer: (i) a preliminary title report (the "PTR") for the Real Property, issued by the Title Company; and (ii) a photocopy of all documents ("Title Documents") describing all Schedule B title exceptions shown on the PTR. Buyer shall have until the last day of the Inspection Period to satisfy itself regarding the condition of title to the Property. Buyer's delivery of the Additional Deposit to the Escrow Holder shall conclusively be deemed to constitute Buyer's acceptance of all title matters relating to the Property, including, without limitation, all exceptions to title shown on the PTR and all matters (if any) disclosed by any survey prepared by or on behalf of Buyer, other than matters first appearing of record after the date of the PTR. Notwithstanding the preceding, but subject to the provisions set forth in
Section 3.7 hereinbelow, at the Closing, Seller shall pay in full (or cause to be paid in full) all loans which (a) have been obtained by Seller, and (b) are recorded against the Property.

     3.4 Inspection Obligations.

          3.4.1 Buyer's Responsibilities. In conducting any investigations, inspections, tests and studies of the Property and/or Documents, Buyer and its agents and representatives shall: (i) comply with all terms of the Leases regarding entry rights and obligations of third parties and not disturb the tenants or interfere with their use of the Property pursuant to the Leases; (ii) not interfere with the operation, use and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller or any of its partners, agents, contractors and employees, or any tenant or other third party; (v) maintain commercial general liability (occurrence) insurance in the amount of One Million Dollars ($1,000,000) and on terms otherwise satisfactory to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Real Property and shall deliver a certificate of insurance verifying such coverage to Seller prior to any entry upon the Real Property; (vi) promptly pay when due the costs of all tests, investigations, studies and examinations done with regard to the Property; (vii) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (viii) fully restore the Real Property and Personal Property to the condition in which the same was found before any such inspections, tests or studies were undertaken; and (ix) not reveal or disclose any information obtained prior to Closing concerning the Property to anyone outside Buyer's organization except in accordance with the confidentiality standards set forth in Section 3.2 above.

          3.4.2 Buyer's Indemnity. Buyer shall indemnify, defend, protect and hold Seller and its agents, employees and contractors harmless from and against any and all liens, claims, losses, liabilities, damages, costs, expenses, causes of action and expenses (including reasonable attorneys' fees and court costs) arising out of (i) Buyer's inspections, tests and/or studies of the Property and Documents, and/or (ii) any violation by Buyer of the provisions of this Section
3. Notwithstanding any provision to the contrary contained in this Agreement, Buyer's obligations and indemnity set forth in Section 3.2 and this Section 3.4 shall survive the Closing or earlier termination of this Agreement and shall not be merged with the Deed (as defined below) or any other Closing documents.

     3.5 Additional Deposit Delivery; Termination. In the event that, on or prior to the expiration of the Inspection Period, Buyer elects to approve all matters relating to the Property, Buyer shall deliver the Additional Deposit to the Escrow Holder. Buyer's delivery of the Additional Deposit to the Escrow Holder shall be conclusive evidence of Buyer's approval of each and every aspect of the Property, including, without limitation, (a) the structural, physical and environmental condition of the Property, (b) all Property Leases and Contracts,
(c) Buyer's financial analyses of the Property, and (d) all title and survey matters; provided, however, that the foregoing shall not release Seller from liability for the breach of any of the representations and/or warranties of Seller pursuant to Section 5.6 of this Agreement. If, however, Buyer shall fail to deliver the Additional Deposit to the Escrow Holder on or prior to the last day of the Inspection Period, then this Agreement and the Escrow shall automatically terminate. Upon such termination, neither Seller nor Buyer shall have any further obligation or liability to the other hereunder (except as otherwise specifically set forth in this Agreement), and the Initial Deposit (plus all interest actually accrued thereon while held by Escrow Holder) shall be returned to Buyer. Upon Buyer's delivery of the Additional Deposit to Escrow, the entire Deposit shall become and remain non-refundable (except in the event of Seller's default hereunder).

     3.6 Estoppel Certificates. Within five (5) days after the expiration of the Inspection Period, Seller shall forward an estoppel certificate to all Property tenants, substantially in the form of Exhibit "B" attached to this Agreement (or the agreed form of estoppel that is attached to a Property tenant's lease) containing information that is consistent with the information set forth in the applicable tenant lease, and thereafter use reasonable efforts to obtain, prior to the Closing Date, executed tenant estoppel certificates (the "Estoppel Certificates") from all of the then-current Property tenants. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be in default hereunder for its failure to obtain all or any of the Estoppel Certificates, provided, however, that it shall be a condition precedent to Buyer's obligation to purchase the Property (which may be waived by Buyer) that prior to the Closing Date, Seller deliver to Buyer: (a) an executed Estoppel Certificate for tenants occupying not less than seventy (70%) of the inline rentable square footage of the Property; and (b) an executed Estoppel Certificate from eighty percent (80%) of the Major Anchor Tenants (defined as any tenant leasing 19,000 square feet or more of floor space on the Property) (the "Required Tenant Estoppels"). Notwithstanding anything herein to the contrary, in the event that Seller has been unable to obtain (and deliver to

Buyer) the Required Tenant Estoppels at least five (5) days prior to the Closing Date, and Buyer is not willing to waive the Required Tenant Estoppel condition, then Seller shall have the right to delay the Closing Date by up to thirty (30) days in order to attempt to obtain the missing Required Tenant Estoppels.

     3.7 Assumption of Greenwich Capital Loan. The Property is currently encumbered by a loan (the "Greenwich Capital Loan") from Greenwich Capital Finance Products, Inc., which has been assigned to LaSalle Bank National Association, as Trustee for the Registered Holders of Greenwich Capital Funding Corp., Commercial Mortgage Trust 2003-C1, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 ("Existing Lender"), evidenced by a promissory note dated May 9, 2003 in the original principal amount of Ninety Two Million Dollars ($92,000,000.00) (the "Existing Note"), and secured by a Deed of Trust, Assignment of Rents and Security Agreement dated May 9, 2003 (the "Existing Deed of Trust"). The Existing Note, the Existing Deed of Trust and all other documents executed in connection with the Greenwich Capital Loan are sometimes hereinafter collectively referred to as the "Greenwich Capital Loan Documents." Within twenty-four (24) hours of the Effective Date, Seller shall contact the Existing Lender and request the Existing Lender to start the approval process as quickly as possible. Promptly following mutual execution of this Agreement, Buyer shall apply to the Existing Lender for the assumption of the Greenwich Capital Loan with a release of Seller from any and all obligations under the Greenwich Capital Loan and the Existing Loan Documents, respectively, including any personal guarantees thereunder. Buyer shall diligently pursue and use commercially reasonable efforts to obtain approval of the foregoing assignments, assumptions and releases. Buyer shall keep Seller informed, upon Seller's reasonable written request, as to the progress of the assignment of the Greenwich Loan process. Seller shall fully cooperate with the Existing Lender and Buyer to complete the approval process and shall promptly provide to Buyer and Existing Lender any documents or reports in Seller's possession requested by Existing Lender to review and grant such approval. Buyer shall provide Seller with written confirmation that the Existing Lender has approved the foregoing assignments, assumptions and releases within one (1) business day following receipt by Buyer of such approvals. In the event that Buyer and Existing Lender (or its loan servicer, as applicable) agree on assumption documents as set forth above, then on or prior to the date on which Buyer assumes the Greenwich Capital Loan, Buyer shall pay any assumption fee required by the Existing Lender (or the loan servicer), and Seller shall pay all other costs related to the proposed assumption, including all out-of-pocket costs and expenses incurred by Existing Lender and the loan servicer, which may include, without limitation, attorneys fees and title costs. Notwithstanding anything contained herein to the contrary, Seller and Buyer agree that Seller's obligation to pay the foregoing Existing Lender costs related to the proposed assumption, including all out-of-pocket costs and expenses incurred by Existing Lender and the loan servicer, shall not exceed the aggregate sum of Seventy Five Thousand Dollars ($75,000) and Buyer shall pay any and all other such costs in excess of Seventy Five Thousand Dollars ($75,000). If Buyer fails to obtain Existing Lender's consent to Buyer's assumption of the Greenwich Capital Loan Documents or Buyer disapproves the assumption documents or the Greenwich Capital Loan Documents on or prior to twenty five (25) days following the end of the Inspection Period (the "Loan Assumption Date"), and provided that Buyer (i) is proceeding with good faith to obtain Existing Lender approval to the Buyer's assumption of the Greenwich Capital Loan, and (ii) has provided Seller (prior to the Loan Assumption Date) with a written status report of the progress Buyer has made toward obtaining loan assumption approval, Buyer shall have until thirty (30) days after the Loan Assumption Date (the "Outside Assumption Date") to obtain Existing Lender's consent to Buyer's assumption of the Greenwich Capital Loan Documents and the Closing Date shall be extended for thirty (30) days. However, if, despite using its commercially reasonable good faith efforts, Buyer fails to obtain Existing Lender's consent to Buyer's assumption of the Greenwich Capital Loan Documents or Buyer reasonably disapproves the assumption documents required by the Existing Lender on or prior to the Outside Assumption Date, this Agreement shall terminate automatically on the Outside Assumption Date, in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder (except as otherwise specifically set forth in this Agreement to the contrary). Buyer hereby specifically confirms and acknowledges that if the proposed assumption of the Greenwich Capital Loan is timely approved in accordance with the terms of this Section 3.7, but Buyer


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fails to close the transaction prior to the Closing Date for any reason other than (x) Seller's default hereunder, or (y) Buyer's exercise of any other termination right specifically set forth in this Agreement, Buyer shall have no right to the return of the Deposit, which shall be immediately retained by Seller as liquidated damages (and Seller's sole and exclusive remedy) for Buyer's failure to perform under this Agreement.

     Seller's obligation to complete the sale of the Property to Buyer is expressly conditioned upon (a) Seller obtaining a full release (for all time periods from and after the Closing Date) from all obligations under the Greenwich Capital Loan Documents (including, without limitation, a release of any guarantor or indemnitor in connection therewith), and Seller shall not be obligated to sell the Property to Buyer unless Seller (and all guarantors and indemnitors) obtains such a release, and (b) Seller agreeing to and approving (in Seller's reasonable discretion) the terms and conditions of any documents required by the Existing Lender (and/or its servicer) to be executed by the Seller and/or the Seller's guarantors and/or indemnitors in connection with the sale of the Property and/or the assignment and assumption of the Greenwich Capital Loan Documents. In that regard, Buyer agrees that one or more financially responsible entities, principals or affiliates of Buyer acceptable to Lender shall execute and deliver all required substitute indemnities and guaranties if and to the extent the same is required by Lender in order to cause Seller and any existing indemnitors and guarantors to be released from all obligations relating to the existing Greenwich Capital Loan for all matters accruing from and after the Closing Date.

     If required by the Lender, the Buyer shall form one or more new single-purpose, single asset, bankruptcy remote entities for purposes of acquiring title to the Property.

     Buyer and Seller acknowledge and agree that neither party shall have any liability to the other in the event that the Lender does not consent to the Greenwich Capital Loan assumption (unless a party either (a) violated the provisions of this Section 3.7, or (b) did not act reasonably in connection with the proposed assignment and assumption).

     3.8 Assignment and Assumption of Owner Participation Agreement. The Property is currently subject to an Owner Participation Agreement by and between the Industry Urban-Development Agency, a California redevelopment agency (the "Agency") dated July 5, 2000, as amended (the "OPA") pursuant to which the Agency agreed, among other covenants and conditions, to make a certain loan to a prior owner of the Property to assist with the redevelopment of the Property. Within twenty-four (24) hours of the Effective Date, Seller shall contact the Agency and request the Agency to start the approval process as quickly as possible. Promptly following mutual execution of this Agreement, Buyer shall apply to the Agency for the assumption of the OPA with a release of Seller from any and all obligations arising under the OPA from and after the Closing Date, including any personal guarantees thereunder. Buyer shall diligently pursue and use commercially reasonable efforts to obtain approval of the foregoing assignments, assumptions and releases. Buyer shall keep Seller informed, upon Seller's reasonable written request, as to the progress of the assignment of the OPA process. Seller shall fully cooperate with the Agency and Buyer to complete the approval process and shall promptly provide to Buyer and Agency any documents or reports in Seller's possession requested by Agency to review and grant such approval. Buyer shall provide Seller with written confirmation that the Agency has approved the foregoing assignments, assumptions and releases within one (1) day following receipt by Buyer of such approvals. Seller agrees that Seller shall pay (i) any assumption fee required by the Agency, (ii) all costs related to the proposed assumption, (iii) all out-of-pocket costs and expenses incurred by the Agency, which may include, without limitation, attorneys fees and title costs, and (iv) all fees and/or costs required by the Agency to process and complete the OPA assumption (provided that Seller shall not be required to pay legal fees incurred by OPA in connection with Buyer's negotiation of the applicable assignment and assumption documents, which legal fees shall be borne by Buyer).

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                                    ARTICLE 4
                                    ---------

                               ESCROW AND CLOSING
                               ------------------

     4.1 Opening. An escrow (the "Escrow") shall be opened with Escrow Holder by delivering a fully executed copy of this Agreement to Escrow Holder at the Escrow Holder's address specified in Section 1.5. Buyer and Seller also agree to execute (a) any additional or supplementary instructions as may be necessary to close the transaction contemplated hereby, and (b) Escrow Holder's standard or pre-printed escrow instructions, but only to the extent all of the same are consistent with this Agreement; provided however, any such additional, supplementary and/or pre-printed or standard instructions shall not supersede or conflict with this Agreement, and any such conflict shall be governed by the terms of this Agreement.

     4.2 Closing Date. The Closing shall occur through Escrow on the Closing Date (as the same may be extended by Seller pursuant to the provisions of this Agreement).

     4.3 Seller's Deliveries. Prior to the Closing Date, Seller shall deliver to Escrow Holder the following:

          4.3.1 A grant deed in the form attached hereto as Exhibit "C" (the "Deed"), executed and acknowledged by Seller, conveying title to the Real Property to Buyer;

          4.3.2 Two (2) counterpart originals of a bill of sale and general assignment in the form attached hereto as Exhibit "D" (the "Bill of Sale"), executed by Seller;

          4.3.3 Certifications required by the Foreign Investors Real Property Tax Act, as amended, and the California Revenue and Taxation Code Section 18805 et seq., (the "Non-Foreign Certificates"), executed by Seller;

          4.3.4 Two (2) counterpart original loan assumption agreements between Seller, Buyer and Greenwich Capital pursuant to the terms of Section 3.7, executed and acknowledged Seller;

          4.3.5 Two (2) counterpart original OPA assumption agreements between Seller, Buyer and the Agency pursuant to the terms of Section 3.8, executed and acknowledged by Seller;

          4.3.6 A certified rent roll;

          4.3.7 Seller's reaffirmation of its representations and warranties under Section 5.6 of this Agreement;

          4.3.8 All keys for office or tenant space at the Property not occupied by tenants.

          4.3.9 An Assignment and Assumption of that certain Ground Lease dated September 23, 1969, between Seller as lessee and Jean Marie Erramouspe, et al., as lessor ("Ground Lease"), in the form atached hereto as Exhibit "I";

          4.3.10 Such other documents as may be reasonably required by Escrow Holder or Title Company in order to close the transaction contemplated by this Agreement.

     4.4 Buyer's Deliveries. Prior to the Closing Date, Buyer shall deliver to Escrow Holder the following:

          4.4.1 The Purchase Price, plus all net prorations, closing costs and other funds required to be paid or provided by Buyer under this Agreement (all monies Buyer is required to deliver shall be wired to the account designated by Escrow Holder and available for disbursement no later than 12 noon PST, on the day prior to the Closing Date); 4.4.2 Two (2) counterpart originals of the Bill of Sale, executed by Buyer;

          4.4.3 Two (2) counterpart original loan assumption agreements between Seller, Buyer and Greenwich Capital pursuant to the terms of Section 3.7, executed and acknowledged Buyer and Greenwich Capital;]

          4.4.4 Two (2) counterpart original OPA assumption agreements between Seller, Buyer and the Agency pursuant to the terms of Section 3.8, executed and acknowledged by Buyer and the Agency;

          4.4.5 Two (2) counterpart originals of the Assignment and Assumption of Ground Lease; and

          4.4.6 Such other documents as may be reasonably required by Escrow Holder or Title Company in order to close the transaction contemplated by this Agreement.

     4.5 Prorations. The following items shall be prorated between Seller and Buyer at the Closing by increasing or decreasing, as the case may be, the funds to be delivered by Buyer at the Closing, with all items pertaining to the month of Closing to be prorated based on the actual number of days in the month in which the Closing occurs:

          4.5.1 Real property taxes, assessments and personal property taxes with respect to the Property shall be prorated based upon the latest available tax information such that Seller shall be responsible for all such taxes and assessments levied against the Property to and including the day prior to the Closing, and Buyer shall be responsible for all such taxes and assessments levied against the Property for the date of Closing and all periods thereafter. Any real property taxes and assessments arising out of the sale of the Real Property to Buyer or its assignee or a subsequent sale or change in ownership thereafter, and/or arising out of any construction pertaining to the Real Property following the Closing, shall be paid by Buyer when assessed.

          4.5.2 Subject to Section 4.5.3 below, all costs and expenses with respect to the operation and maintenance of the Property, including, without limitation, under any Contracts, utilities not billing directly to the Tenants under the Leases, and all assessments, dues or other charges due under any covenants, conditions and restrictions against the Property, shall be prorated such that Seller shall be responsible for all such costs and expenses to and including the day prior to the Closing and Buyer shall be responsible for all such costs and expenses for the date of Closing and all periods thereafter. Seller agrees to deliver detailed information concerning all such expenses to Buyer as reasonably requested by Buyer. Buyer shall take all steps necessary to effectuate the transfer of all utilities to its name as of the date of Closing, and where necessary, post deposits with the utility companies. Buyer and Seller shall cooperate to have all utility meters read by the appropriate utility companies as of the date of Closing. Seller shall be entitled to recover any and all deposits held by any utility companies as of the date of Closing.

          4.5.3 All rents, reimbursements, income, revenue and other charges pertaining to Leases or otherwise with respect to the Property (collectively, "Revenues") actually collected by Seller on or prior to the Closing shall be prorated such that Seller shall be entitled to all such Revenues accruing up to and including the day prior to the Closing, and Buyer shall be entitled to all Revenues for the date of Closing and all periods thereafter. However, there shall be no adjustment of the amount of funds to be delivered by Buyer at the Closing for Revenues from the Property which are attributable to the periods prior to and including the day prior to the Closing but which have not actually been collected by Seller as of the date of Closing (hereinafter called the "Delinquent Revenues"), although Seller shall be entitled to receive all such Delinquent Revenues as provided hereinbelow. All Revenues which are collected by Buyer or Seller on or after the Closing shall be allocated as follows: first, to any past due amounts owing to the Buyer for the periods following the Closing Date, second, to the month in which the Closing occurs, and third, to any Delinquent Revenues not theretofore received by Seller for the periods prior to the Closing Date. Buyer agrees to use reasonable efforts to collect on behalf of Seller all Delinquent Revenues. Any Delinquent Revenues (including any Revenues allocated to Delinquent Revenues, as provided hereinabove) collected by Buyer after the Closing Date shall be promptly paid by Buyer to Seller. Notwithstanding any provision of this Agreement to the contrary, if reasonable attempts of Buyer to do so on Seller's behalf fail, Seller shall be entitled to attempt to collect all Revenues which either (a) became due prior to the Closing, or (b) related to periods prior to the Closing but were not due and payable until after the Closing, from the Tenants, guarantors or other third parties responsible for the payment of such Revenues, provided, however, after the Closing, Seller shall not be entitled to pursue eviction proceedings or other actions to dispossess any Tenant in connection with any such collection efforts.

          4.5.4 Seller shall retain the Security Deposits, if any, and the amount thereof shall be credited to the Purchase Price.

          4.5.5 Within three (3) months following the Closing (or such earlier date after the Closing when such figures are available), Seller and Buyer shall reprorate real and personal property taxes and other items of income and expenses based upon actual bills or invoices received after the Closing (if original prorations were based upon estimates) and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Section 4.5. Any reprorated items shall be promptly paid to the party entitled thereto.

          4.5.6 Within five (5) months following the end of the year in which Closing occurs, Buyer shall prepare 2005 year-end reconciliation statements for all tenants of the Property, and Seller and Buyer shall again reprorate all items of income and expenses for the year of Closing based upon the actual amount of such expenses and payments from tenants of their estimated shares thereof, and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Section
4.5. Any reprorated items shall be promptly paid to the party entitled thereto.

          4.5.7 The provisions of this Section 4.5 shall survive Closing.

     4.6 Actions of Escrow Holder. On the Closing, Escrow Holder shall promptly undertake all of the following in the manner hereinbelow indicated:

          4.6.1 Disbursement of Funds. Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer as follows (and in the following order):

               4.6.1.1 Pay all closing costs which are to be paid through Escrow (including, without limitation, recording fees, brokerage commissions, Title Policy charges and escrow fees).

               4.6.1.2 After deducting therefrom all of the items covered by
Section 4.6.1.1 above which are chargeable to the account of Seller (as provided in Section 4.8 below), and either deducting therefrom or adding thereto (as appropriate) the net amount of the prorations pursuant to Section 4.5 above, disburse the Purchase Price to Seller in accordance with separate wiring instructions to be delivered to Escrow Holder by Seller.

               4.6.1.3 Disburse any remaining funds to Buyer in accordance with separate wiring instructions to be delivered to Escrow Holder by Buyer.

          4.6.2 Recordation. Cause the Deed (with documentary transfer tax, if any, to be shown by a separate, unrecorded affidavit) and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of the county wherein the Property is located, and obtain conformed copies thereof for distribution to Buyer and Seller.

          4.6.3 Deliveries by Escrow Holder. Escrow Holder shall:

               4.6.3.1 Combine each of the two (2) original counterparts of the Bill of Sale, the loan assumption agreements for the Greenwich Capital Loan, and the OPA assumption agreement, into two (2) separate fully executed originals, and deliver one (1) fully executed original of the Bill of Sale, the loan assumption agreements for the Greenwich Capital Loan, and the OPA assumption agreements each to the Seller and to the Buyer; and

               4.6.3.2 Deliver the Non-Foreign Certificate to Buyer.

               4.6.3.3 Deliver to Buyer Seller's certified rent roll

               4.6.3.4 Deliver to Buyer Seller's reaffirmation of its representations and warranties under Section 5.6 of this Agreement.

     4.7 Seller's Deliveries to Buyer. Upon confirmation of the Closing, Seller shall deliver to Buyer (i) possession of the Real Property and Personal Property, subject to the matters set forth in Section 3.3 above.

     4.8 Closing Costs. Any escrow fee charged by Escrow Holder shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer. Upon the Closing, Seller shall pay (a) all transfer taxes assessed on the recording of the Deed, and (b) the title insurance premiums (at a rate not in excess of standard issue rates) attributable to CLTA standard coverage. Upon the Closing, Buyer shall pay (i) the fee for the recording of the Deed and any other documents, (ii) the premiums for the title policy to be issued to Buyer in excess of CLTA standard coverage, as well as any costs attributable to ALTA coverage in connection therewith or for other so-called "extended coverage" (to the extent any of the foregoing is requested by Buyer), the cost of any lender's title policy and the cost of all title endorsements issued in connection with the title policy and lender's title policy, (iii) the cost of any survey(s) obtained by the Buyer, and (iv) the costs of any inspections, studies or tests Buyer authorizes or conducts. Except as otherwise provided in Section 6.3, each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction which is the subject of this Agreement.

     4.9 Real Estate Commissions. At Closing (but only in the event of a Closing in strict accordance with this Agreement), Seller agrees to pay (a) a real estate commission to Faris Lee Investments ("Faris Lee") in accordance with a separate agreement between the Seller and Faris Lee, and (b) a fee to Passco Property Management, Inc. (or its affiliate) ("PPM") in accordance with internal documents executed between the Sellers and PPM. Except as set forth in this
Section 4.9, each party hereto hereby represents and warrants to the other party that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated herein based upon any dealings or actions by the party making such representation. Each party further agrees to and shall indemnify, protect, defend and hold the other party harmless from and against the payment of any commission to any person or entity claiming by, through or under the indemnifying party. This indemnification shall extend to any and all claims, liabilities, costs, losses, damages, causes of action and expenses (including reasonable attorneys' fees and court costs) arising as a result of such claims and shall survive the Closing.


                                    ARTICLE 5
                                    ---------

             AS-IS TRANSACTION; NO REPRESENTATIONS AND/OR WARRANTIES
             -------------------------------------------------------

     5.1 Seller Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 5.6 HEREINBELOW, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR ANY OF ITS PARTNERS, AGENTS, EMPLOYEES OR CONTRACTORS HAS MADE AND IS NOT NOW MAKING, AND BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO
(I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF,
(XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (XII) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XIII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIV) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XVI) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVIII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XIX) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON THE SKILL OR JUDGMENT OF SELLER OR ASSET MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE

PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE) OR (XX) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS). BUYER FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.6 OF THIS AGREEMENT, ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER OR ANY OF SELLER'S AGENTS, EMPLOYEES OR CONTRACTORS INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL NOT RELY THEREON, BUT SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.

     5.2 Buyer Acknowledgments. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT HAS RELIED AND SHALL RELY SOLELY ON (I) ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY, AND (II) BUYER'S OWN KNOWLEDGE OF THE PROPERTY BASED ON ITS INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY. BUYER HAS CONDUCTED, OR BY THE CLOSING WILL CONDUCT, SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMED OR SHALL DEEM NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON THE SAME. UPON CLOSING, SUBJECT TO SELLER'S REPRESENTATIONS AND WARRANTIES UNDER SECTION
5.6 OF THIS AGREEMENT, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT). BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT, EMPLOYEE OR CONTRACTOR OF SELLER, OR ANY THIRD PARTY, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.6 OF THIS AGREEMENT. THE TERMS AND CONDITIONS OF SECTION 5.1 AND THIS SECTION 5.2 SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.6 OF THIS AGREEMENT, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY SELLER, ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                               ------------------
                                BUYER'S INITIALS

     5.3 Buyer Represented by Counsel. Buyer hereby confirms to Seller that (i) Buyer is not in a disparate bargaining position in relation to Seller, (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement, and (iii) Buyer is purchasing the Property for business, commercial, investment or other similar purpose.

     5.4 Buyer's Release of Seller.

          5.4.1 Seller Released From Liability. Buyer and anyone claiming by, through or under Buyer, hereby waives its right to recover from and fully and irrevocably releases Seller and its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf ("Released Parties") from any and all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to (i) the condition (including any construction defects, errors, omissions or other conditions, latent or otherwise, and the presence in the soil, air, structures and surface and subsurface waters of materials or substances that have been or may in the future be determined to be hazardous substances or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever, and (ii) any information furnished by the Released Parties under or in connection with this Agreement; provided, however, that the foregoing shall not release Seller from liability to Buyer arising from a breach by Seller of any representations or warranties of Seller pursuant to Section 5.6 of this Agreement. Except as set forth in the preceding sentence, this release includes claims or which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. Except liability of Seller to Buyer arising from a breach by Seller of any of the representations or warranties of Seller pursuant to Section 5.6 of this Agreement, Buyer specifically waives the provision of California Civil Code
Section 1542, which provides as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
          THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS
          FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF
          KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE
          SETTLEMENT WITH THE DEBTOR."

In this connection and to the extent permitted by law, but except liability to Buyer arising from a breach by Seller of any of the representations or warranties of Seller pursuant to Section 5.6 of this Agreement, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby releases, discharges and acquits Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses. Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 5.4. Seller and Buyer have each initialed this Section 5.4 to further indicate their awareness and acceptance of each and every provision hereof.

                     -----------------   ----------------
                     SELLER'S INITIALS   BUYER'S INITIALS

     5.5 Interim Covenants of Seller.

          5.5.1 From the Effective Date through the Closing Date, Seller shall maintain the Property in the same manner as it has maintained the Property prior to the date hereof pursuant to its normal course of business, subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

          5.5.2 From and after the Effective Date, Seller shall (a) keep Buyer informed of all proposed new Leases and/or amendments to Leases (and all material negotiations related to the same), and (b) provide Buyer with copies of all such new Leases and all extensions, renewals, modifications and replacements of existing Leases following execution thereof. From and after the expiration of the Inspection Period, Seller shall not enter into or extend, renew, modify or replace any Leases or other agreements relating to the Property without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). Any and all tenant improvement costs and brokerage commissions payable with respect to any new leases and/or amendments, modifications or renewals of existing Leases which are executed after the Effective Date shall be paid by Buyer.

     5.6 Seller's Representations. Seller hereby makes the representations and warranties outlined below. For all purposes of this Section 5.6, Buyer hereby acknowledges and agrees that the term "Seller" shall mean and refer only to William H. Winn, the president of the Property owners' asset manager and the vice president of the Seller's property manager, respectively, and the terms "to Seller's knowledge" and/or "to Seller's actual knowledge" shall mean only the then-current knowledge of William H. Winn, without any duty to investigate and without any actual or implied liability to William H. Winn (and Seller hereby confirms that William H. Winn is the representative of Seller that has the most knowledge of the truth and accuracy of the representations and warranties set forth hereinbelow):

          5.6.1 To Seller's actual knowledge, Seller has not received written notice that the current use and operation of the Property is not in compliance with applicable building codes, local, state and federal laws and regulations.

          5.6.2 To Seller's actual knowledge, the Exhibit "G" attached hereto identifies all of the Contracts affecting the Property (other than the Leases), and all Contracts delivered or made available to Buyer pursuant to the provisions of this Agreement are true and correct copies, do not contain any material inaccuracies or omissions, and are in full force and effect, without default by (or written notice of default to) any party. There are no service, maintenance or repair contracts that cannot be terminated upon thirty (30) days notice, without cause.

          5.6.3 Seller has not received written notice of any condemnation, environmental, zoning or other land use regulation proceedings, either instituted or, to Seller's actual knowledge, planned to be instituted, which would materially and adversely affect the use and operation of the Property as currently being operated by Seller.

          5.6.4 There is no litigation or other legal proceeding pending or, to Seller's actual knowledge, threatened, against Seller, which is likely to affect the use or operation of the Property as currently being operated by Seller or adversely affect the ability of Seller to perform its obligations under this Agreement.

          5.6.5 This Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by each person comprising Seller, are or at the time of Closing will be legal, valid, and binding obligations of Seller, and do not and at the time of Closing will not violate any provisions of Seller's formation or governing documents or any provisions of any agreement or judicial order to which Seller (or any person comprising Seller) is a party or to which Seller or the Property is subject.

          5.6.6 The rent roll attached hereto as Exhibit "H" identifies all of the tenants having Leases of portions of the Property as of the date hereof, and is true, correct and complete in all material respects as of the date thereof. Copies of the Leases and Ground Lease delivered or made available to Buyer pursuant to this Agreement are true and correct copies of all such Leases and are, to Seller's actual knowledge, in full force and effect, and to Seller's actual knowledge there are no other agreements, written or oral, with respect to the tenancies.

          5.6.7 To Seller's actual knowledge, except to the extent set forth in any environmental site assessment, environmental report or environmental study conducted by or on behalf of Seller or Buyer with respect to the Property, Seller has not received written notice from any competent governmental agency, and Seller has no actual knowledge, that there exists Hazardous Materials in or under the Property in violation of applicable laws, rules, regulations, ordinances or orders.

          5.6.8 Seller is not in default under: the OPA, the Ground Lease, any of the Leases, any of the Contracts, or any reciprocal easement agreement between Seller and any of the following: Sears, Robinsons-May, and all owners of pad stores adjacent to the Property.

          5.6.9 To Seller's actual knowledge, all operating statements and/or other information pertaining to the income and expenses of the Property delivered or made available to Buyer pursuant to the provisions of this Agreement are true and correct copies, and do not contain any material inaccuracies or omissions.


                                    ARTICLE 6
                                    ---------

                                    REMEDIES
                                    --------

     6.1 Liquidated Damages; Seller's Remedies. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DO NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY BREACH OF BUYER, WHICH IS NOT CURED WITHIN TEN (10) DAYS AFTER RECEIPT BY BUYER OF WRITTEN NOTICE THEREOF, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER AS A RESULT THEREOF. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AND AS THE FULL, AGREED AND LIQUIDATED DAMAGES FOR SUCH BREACH, AN AMOUNT EQUAL TO THE DEPOSIT (WHICH SHALL INCLUDE THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT). UPON ANY SUCH BREACH BY BUYER, UNLESS OTHERWISE SPECIFIED, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER; PROVIDED, HOWEVER, THAT THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIMIT SELLER'S RIGHT TO (I) RECEIVE REIMBURSEMENT FOR OR RECOVER DAMAGES IN CONNECTION WITH BUYER'S INDEMNITY OF SELLER AND/OR BREACH OF BUYER'S OBLIGATIONS PURSUANT TO SECTIONS 3.2 AND 3.4 HEREINABOVE, (II) RECOVER ATTORNEYS' FEES AND COURT COSTS PURSUANT TO SECTION 6.3, (III) INJUNCTIVE RELIEF DUE TO BUYER'S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND/OR (IV)

PURSUE ANY AND ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT THAT FOLLOWING ANY TERMINATION OF THIS AGREEMENT, BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER ASSERT ANY CLAIMS OR RIGHT TO THE PROPERTY THAT WOULD OTHERWISE DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.


                     -----------------   ----------------
                     SELLER'S INITIALS   BUYER'S INITIALS

     6.2 Buyer's Remedies. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason (except due to a failure of any condition set forth in this Agreement or any failure by Buyer to perform hereunder), then Buyer shall elect, as its sole remedy, either to: (i) terminate this Agreement by giving Seller and the Escrow Holder timely written notice of such election prior to or upon the Closing Date, in which case Buyer shall be entitled to a reimbursement of (a) the entire Deposit, and (b) its actual, documented out-of-pocket third parties costs incurred in connection with its proposed acquisition of the Property, up to a maximum of Twenty Five Thousand Dollars ($25,000); or (ii) provided that Buyer has previously tendered full performance of all of its obligations under this Agreement, enforce specific performance of this Agreement, in which event there shall be no reduction of the Purchase Price and Buyer shall not be entitled to recover any damages (whether actual, direct, indirect, consequential, punitive or otherwise) notwithstanding such failure or breach by Seller. Buyer shall be deemed to have elected to terminate this Agreement pursuant to clause (i) hereinabove if Buyer fails to deliver to Seller written notice of its intent to commence an action to assert a claim for specific performance against Seller within ninety days after the scheduled Closing Date, or having given such notice fails to commence such action asserting said claim within ninety (90) days after the date of such notice. Notwithstanding the foregoing to the contrary, no notice of termination given by Buyer hereunder shall be of any force or effect if Seller cures the default within ten (10) business days after Seller's receipt of any such termination notice. If Buyer duly elects to terminate or is deemed to have elected to terminate this Agreement pursuant to clause (i) hereinabove, then Buyer shall and hereby agrees in such event to waive any and all right to file or record any lis pendens or any other lien or encumbrance against the Property or to seek specific performance or other equitable relief or to seek or recover from Seller any damages (including, without limitation, any actual direct, indirect, consequential, punitive or other damages). The foregoing remedies set forth in subclauses (i) and (ii) hereinabove are Buyer's sole and exclusive remedies with respect to Seller's default, and Buyer waives any and all other remedies as may be available at law or in equity in connection with such Seller's default (subject, however, to Buyer's right to recover attorneys' fees and court costs pursuant to Section 6.3 below). Any and all covenants and obligations of Seller contained in this Agreement (including, without limitation, any default by Seller of any such obligations and covenants) shall merge into the Deed and other Closing documents upon the Closing, and shall not survive the Closing, except to the extent otherwise expressly provided elsewhere in this Agreement.

     6.3 Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights or remedies under this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover its reasonable attorneys' fees and court costs incurred therewith.

                                    ARTICLE 7
                                    ---------

                                  CONDEMNATION
                                  ------------

     7.1 Condemnation. If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding with regard to a "Material Portion" of the Real Property (as defined below), and the same is not dismissed prior to the Closing Date, Buyer shall be entitled, as its sole remedy, to terminate this Agreement upon written notice to Seller (i) within five (5) business days following notice by Seller to Buyer of such condemnation, or (ii) on the Closing Date, whichever occurs first. If Buyer does not terminate this Agreement pursuant to the preceding sentence, Buyer shall be conclusively deemed to have elected to accept such condemnation and waives any right to terminate this Agreement as a result thereof. For purposes of this Section 7.1, a "Material Portion" shall mean that portion of the Real Property which, if taken or condemned, would reduce the value of the Property by at least One Million Dollars ($1,000,000.00). If Buyer elects to terminate this Agreement under this Section 7.1, the entire portion of the Deposit then held by Escrow Holder shall be returned to Buyer, and neither party to this Agreement shall thereafter have any further rights or obligations hereunder except as otherwise specifically provided in this Agreement. If Buyer waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, then, despite such condemnation, Seller and Buyer shall proceed to Closing in accordance with the terms of this Agreement with no reduction in the Purchase Price, and Seller shall assign to Buyer at Closing all of Seller's right, title and interest in and to all proceeds resulting or to result from said condemnation.

     7.2 Nonmaterial Condemnation. If, prior to Closing, a taking or condemnation relating to the Property has occurred, or is threatened, which is not described in Section 7.1, the Closing shall take place as provided in this Agreement with no reduction of the Purchase Price, and Seller shall assign to Buyer at Closing, as part of the Intangible Property, all of Seller's right, title and interest in and to all proceeds resulting or to result from said condemnation.


                                    ARTICLE 8
                                    ---------

                                 CASUALTY DAMAGE
                                 ---------------

     If, prior to the Closing, any of the Improvements shall be damaged by fire or other casualty (collectively, "Casualty"), Seller shall deliver to Buyer written notice ("Casualty Loss Notice") of such Casualty, together with Seller's determination as to whether the damage constitutes a Material Damage (as defined below). For the purposes of this Article 8, "Material Damage" shall mean damage to the Improvements which is of such nature that the cost of restoring the same to their condition prior to the Casualty will, in Seller's reasonable determination as provided in the Casualty Loss Notice, exceed One Million Dollars ($1,000,000.00). If, prior to the Closing, the Improvements sustain Material Damage by a Casualty, Buyer may terminate this Agreement by delivering written notice thereof to Seller and Escrow Holder within the earlier of (i) five (5) business days after Buyer's receipt of the Casualty Loss Notice or (ii) the Closing Date. If the Improvements shall be damaged by a casualty which is not a Material Damage, or if Buyer fails to deliver written notice of termination within the time period set forth hereinabove for a Material Damage, then: (A) the parties shall proceed to close this transaction in accordance with the terms of this Agreement; (B) at the Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible under Seller's casualty insurance policy; and (C) Seller shall, as part of the Intangible Property, assign to Buyer all of Seller's rights in the resulting casualty insurance proceeds; provided, however, that in no event shall the sum of such credit for the deductible and the amount of the insurance proceeds assigned to Buyer pursuant to clauses (B) and (C) hereinabove exceed the lesser of (1) the

Purchase Price or (2) the cost to complete the repair of the Casualty following the Closing. If Buyer elects (and has the right) to terminate this Agreement under this Article 8, the entire portion of the Deposit then held by Escrow Holder shall be returned to Buyer, and thereafter neither party shall have any further rights or obligations hereunder, except as otherwise specifically provided in this Agreement.


                                    ARTICLE 9
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     9.1 Entire Agreement. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof.

     9.2 Agreement Binding on Parties; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Subject to the provisions of the immediately succeeding sentence, Buyer shall not assign its rights under this Agreement without first obtaining Seller's prior written consent may be given or withheld in Seller's sole and absolute discretion. Notwithstanding the preceding, Buyer may assign its rights under this Agreement (without being required to obtain Seller's consent) only upon the following conditions: (i) all of the Initial Deposit and the Additional Deposit must have been timely delivered in accordance with the applicable provisions of this Agreement; (ii) the Inspection Period shall have ended and Buyer shall have approved the Property in its entirety and the assumption, assignment and releases of the Greenwich Capital Loan and the OPA ; (iii) Buyer shall remain primarily liable for the performance of Buyer's obligations under this Agreement; (iv) the assignee shall expressly assume in writing all of Buyer's obligations under this Agreement; and (v) Buyer shall deliver to Seller a copy of a fully executed written assignment and assumption agreement between Buyer and such assignee at least five (5) business days prior to the Closing.

     9.3 Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, (ii) by delivering the same to such party, or an agent of such party, in person or by commercial courier, or (iii) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express or DHL. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 9:00 A.M. and 5:00 P.M. of any business day with delivery made after such hours to be deemed received the following business day. For the purposes of notice, the addresses of Seller, Buyer, Escrow Holder and Title Company shall, until changed as hereinafter provided, be as set forth in Article 1. The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party.

     9.4 Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.

     9.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

     9.6 Currency. All dollar amounts are expressed in United States currency.

     9.7 Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

     9.8 Business Days. If any date or any period provided for in this Agreement shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

     9.9 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto and any such recordation of this Agreement or memorandum hereto, by Buyer without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon such termination, the Deposit shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other except as specifically provided in this Agreement.

     9.10 Multiple Counterparts. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes).

     9.11 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     9.12 Survival. Unless otherwise expressly provided for in this Agreement, the representations (if any), warranties (if any), indemnification obligations (if any) and covenants (if any) of the parties set forth in this Agreement shall survive consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Deed for six (6) months after the Closing Date.

     9.13 Natural Hazards Disclosure. Buyer acknowledges that neither Seller nor anyone on behalf of Seller has made any representations, statements or warranties regarding the physical condition of the Land or the location of the Land within any Natural Hazard Areas (as hereinafter defined). Buyer specifically acknowledges and agrees that, to the extent Seller has made or in the future makes any information regarding the Natural Hazard Disclosure Statement available to Buyer, Seller has done and will be doing so only as an accommodation to Buyer and that Seller has made, is making and shall make no representation or warranty of any nature concerning the accuracy or completeness of the Natural Hazard Disclosure Statement. Buyer acknowledges and agrees that Buyer shall conduct its own investigations and studies of the Land as it deems necessary or appropriate to determine whether or not the Land is located in any Natural Hazard Area. Seller shall have absolutely no liability if the Land is located in any Natural Hazard Area and Buyer assumes all risk relating thereto. As used herein, the term "Natural Hazard Area" shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the "Act"). Within twenty (20) days after the date of full execution of this Agreement Seller shall provide Buyer with a Natural Hazard Disclosure Statement ("Disclosure Statement"). Buyer acknowledges that the Disclosure Statement is being delivered pursuant to the Act. Buyer acknowledges and agrees that nothing contained in the Disclosure Statement shall release Buyer from its obligation to determine, whether the Land is located in any Natural Hazard Area and that the matters set forth in the Disclosure Statement may change on or prior to the Closing Date and that Seller has no obligation to update, modify or supplement the Disclosure Statement. Only Buyer may rely on the Disclosure Statement and Buyer shall not provide the Disclosure Statement to any other party. In the event that, prior to the Closing Date, the Act is modified to provide either that (a) disclosure of Natural Hazard Areas is not required in the transfer of commercial property like the Land, or (b) a buyer of commercial property like Buyer can waive the disclosure of Natural Hazard Areas under the Act, then Seller may elect not to provide the Natural Hazard Disclosure Statement to Buyer, and Buyer hereby knowingly, voluntarily and intentionally waives its right to disclosure of Natural Hazard Areas found in the Act.

     9.14 1031 Exchange. Buyer and Seller acknowledge that either party may wish to structure this transaction as a tax deferred exchange of like-kind property within the meaning of Section 1031 of the Internal Revenue Code. Each party agrees to reasonably cooperate with the other party to effect such an exchange; provided, however, that: (i) the cooperating party shall not be required to acquire or take title to any exchange property; (ii) the cooperating party shall not be required to incur any expense (excluding attorneys' fees) or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs incurred with respect to the exchange; (iii) no substitution of the effectuating party shall release said party from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement by the effectuating party, its successors, or assigns, which obligations shall continue as the obligations of a principal and not of a surety or guarantor; (iv) the effectuating party shall give the cooperating party at least ten (10) business days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the Escrow; (v) the effectuating party shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the "Exchange Documents") required by the exchange, at its sole cost and expense; and (vi) the effectuating party shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and the cooperating party shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction arising by reason of the cooperating party's performance of the acts required hereby.

     9.15 Approval by Buyer's Board of Trustees. Seller acknowledges and agrees that Buyer's obligations under this Agreement are expressly conditioned upon the approval of the Agreement by the Board of Trustees of Glimcher Realty Trust ("Buyer's Board Approval"). In the event Seller does not receive written notice of Buyer's Board Approval within ten (10) days after the date of full execution of this Agreement, this Agreement shall automatically terminate without further liability or obligation on the part of Seller or Buyer.


/s/ Jane R. Favero
--------------------------

                      (ALL SIGNATURES ARE ON THE NEXT PAGE)
                      -------------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"BUYER"
-------

GLIMCHER PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited partnership

By: Glimcher Properties Corporation, a Delaware
corporation, its sole partner

By: /s/ Michael P. Glimcher
    ---------------------------------------------
    Michael P. Glimcher
    President and Chief Executive Officer

"SELLER"
--------

PASSCO COLIMA, LLC, a Delaware limited liability company

By: Passco Real Estate Enterprises, Inc.,
    a California corporation, its _____________

    By: /s/ William H. Winn
        -----------------------------------------
        William H. Winn, President


PASSCO PHM, LLC, a Delaware limited liability company

By: Passco Real Estate Enterprises, Inc.,
    a California corporation, its ______________

    By: /s/ William H. Winn
        -----------------------------------------
        William H. Winn, President

PHM-1, LLC, a Delaware limited liability company

By: /s/ Paul Vincent
    ---------------------------------------------
    Paul Vincent, married man as sole and separate
    property, its Sole Member

PHM-2, LLC, a Delaware limited liability company

By: /s/ Louis R. Favero
    ---------------------------------------------
    Louis R. Favero, Trustee of The Favero
    Family Trust dated November 21, 1989,
    its sole member

By: /s/ Jane R. Favero
    ---------------------------------------------
    Jane R. Favero, Trustee of The Favero Family
    Trust dated November 21, 1989,
    its sole member

PHM-3, LLC, a Delaware limited liability company

By: /s/ Robert T. Mann
    ---------------------------------------------
    Robert T. Mann, its Sole Member


PHM-4, LLC, a Delaware limited liability company

By: /s/ Emi Matsuoka
    ---------------------------------------------
    Emi Matsuoka, Trustee of the Survivor's Trust
    created under the Matsuoka Family Trust
    dated February 16, 1984, its sole member


PHM-5, LLC, a Delaware limited liability company

By: /s/ Bradford H. Bodley
    ---------------------------------------------
    Bradford H. Bodley, a single man, its sole member


PHM-6, LLC, a Delaware limited liability company

By: /s/ Lawana M. Addiego
    ---------------------------------------------
    Lawana M. Addiego, Trustee of the Lawana M.
    Addiego Living Trust dated January 22, 1990,
    its sole member


PHM-7, LLC, a Delaware limited liability company

By: /s/ Richard D. Miller
    ---------------------------------------------
    Richard D. Miller, as community property,
    its sole member

By: /s/ Jane F. Miller
    ---------------------------------------------
    Jane F. Miller, as community property,
    its sole member


PHM-8, LLC, a Delaware limited liability company

By: /s/ James F. Watling
    ---------------------------------------------
    James F. Watling, a married man as his sole and
    separate property, its sole member


PHM-9, LLC, a Delaware limited liability company

By: /s/ Steven M. Hunt
    ---------------------------------------------
    Steven M., Hunt, Trustee of the Hunt Trust
    dated March 18, 1993, its sole member

By: /s/ Marilyn B. Hunt
    ---------------------------------------------
    Marilyn B. Hunt, Trustee of the Hunt Trust
    Dated March 18, 1993, its sole member


PHM-10, LLC, a Delaware limited liability company

By: /s/ Joral Schmalle
    ---------------------------------------------
    Joral Schmalle, its sole member


PHM-11, LLC, a Delaware limited liability company

By: /s/ David G. Thompson
    ---------------------------------------------
    David G. Thompson, joint tenant with
    right of survivorship, its sole member

By: /s/ Katherine Thompson
    ---------------------------------------------
    Katherine Thompson, joint tenant with
    right of survivorship, its sole member


PHM-12, LLC, a Delaware limited liability company

By: /s/ Chau Tran
    ---------------------------------------------
    Chau Tran, as Husband and Wife,
    its sole member

By: /s/ Anh-Dao Bui
    ---------------------------------------------
    Anh-Dao Bui, as Husband and Wife,
    its sole member


PHM-13, LLC, a Delaware limited liability company

By: DCK, LLC, a Virginia limited liability company,
its sole member

    By: /s/ Leonard W. Kraisel
        -----------------------------------------
        Leonard W. Kraisel, Managing Member


PHM-14, LLC, a Delaware limited liability company

By: GSR Corporation, a California corporation, its
    sole member

By: /s/ Stuart W. Ross
    ---------------------------------------------
    Stuart W. Ross, President

PHM-15, LLC, a Delaware limited liability company

By: /s/Barry L. Ross
    ---------------------------------------------
    Barry L. Ross, a single man, its sole member


PHM-16, LLC, a Delaware limited liability company

By: /s/ Stuart W. Ross
    ---------------------------------------------
    Stuart W. Ross, as community property, its
    sole member

By: /s/ Marybeth Ross
    ---------------------------------------------
    Marybeth Ross, as community property its
    sole member


PHM-17, LLC, a Delaware limited liability company

By: Deceased
    ---------------------------------------------
    Fred Quock, Trustee of the Fred Y.T. Quock and
    Yvette C. Quock 1987 Trust dated May 19, 1987
    its sole member

By: /s/ Yvette C. Quock
    ---------------------------------------------
    Yvette C. Quock, Trustee of the Fred Y.T. Quock
    and Yvette C. Quock 1987 Trust dated May 19, 1987,
    its sole member


PHM-18, LLC, a Delaware limited liability company

By: /s/ Horace E. Fite
    ---------------------------------------------
    Horace E. Fite, as Trustee of the Fite Family
    Trust of 1996 dated June 27, 1996, its sole member

By: /s/ Helen P. Fite
    ---------------------------------------------
    Helen P. Fite, as Trustee of the Fite Family
    Trust of 1996 dated June 27, 1996, its sole member


PHM-20, LLC, a Delaware limited liability company

By: /s/ Jean D. Howe
    ---------------------------------------------
    Jean D. Howe, as Trustee of the Survivor's Trust
    Created under the Howe Family Trust dated
    January 12, 1990, its sole member

PHM-21, LLC, a Delaware limited liability company

By: Garden Lane Associates, LLC, an Arizona limited
    liability company, its sole member

By: /s/ William G. Rogers
    ---------------------------------------------
    William G. Rogers, Member


PHM-23, LLC, a Delaware limited liability company

By: /s/ Marla Schmalle
    ---------------------------------------------
    Marla Schmalle, its sole member


PHM-24, LLC, a Delaware limited liability company

By: Roblar, L.L.C., a Nevada limited liability
    company, its sole member

By: /s/ Larry Haas
    ---------------------------------------------
    Larry Haas, Managing Member


PHM-25, LLC, a Delaware limited liability company

By: /s/ Tyler R. Hunt
    ---------------------------------------------
    Tyler R. Hunt, Trustee of the Hunt
    Trust dated November 4, 1998, its sole member

By: /s/ Patsy O. Hunt
    ---------------------------------------------
    Patsy O. Hunt, Trustee of the Hunt
    Trust dated November 4, 1998, its sole member


PHM-26, LLC, a Delaware limited liability company

By: Crist Property Company, a California corporation,
    its sole member

By: /s/ Frank L. Crist, III
    ---------------------------------------------
    Frank L. Crist, III, President


PHM-27, LLC, a Delaware limited liability company

By: /s/ Clayton K. Lee
    ---------------------------------------------
    Clayton K. Lee, Trustee of the Clayton K. Lee
    Family Living Trust Dated June 29, 1990, its
    sole member

By: /s/ Lorrie Lee
    ---------------------------------------------
    Lorrie Lee, Trustee of the Clayton K. Lee
    Family Living Trust Dated June 29, 1990, its
    sole member


PHM-28, LLC, a Delaware limited liability company

By: /s/ Michael E. Horejsi
    ---------------------------------------------
    Michael E. Horejsi, as Trustee of
    the Horejsi Family 2002 Revocable Trust
    dated November 8, 2002, its sole member

By: /s/ Patricia H. Horejsi
    ---------------------------------------------
    Patricia H. Horejsi, as Trustee of the Horejsi
    Family 2002 Revocable Trust dated November 8, 2002,
    its sole member


PHM-29, LLC, a Delaware limited liability company

By: /s/ Jerry W. Jordan
    ---------------------------------------------
    Jerry W. Jordan, Trustee of the 1986 JORDAN
    LIVING TRUST dated June 25, 1986

By: /s/ Joan M. Jordan
    ---------------------------------------------
    Joan M. Jordan, Trustee of the 1986 JORDAN
    LIVING TRUST dated June 25, 1986

                                    EXHIBITS:
                                    ---------



EXHIBIT "A"        Legal Description of Land

EXHIBIT "B"        Form of Tenant Estoppel Certificate

EXHIBIT "C"        Form of Grant Deed

EXHIBIT "D"        Form of Bill of Sale and General Assignment

EXHIBIT "E"        List of Due Diligence Materials

EXHIBIT "F"        The Borders Agreement

EXHIBIT "G"        List of Contracts

EXHIBIT "H"        List of Tenant Leases

EXHIBIT "I"        Form of Assignment and Assumption of Ground Lease

                                   EXHIBIT "A"
                                   -----------

                            LEGAL DESCRIPTION OF LAND
                            -------------------------






                                   EXHIBIT "A"
                                   -----------

                                   EXHIBIT "B"
                                   -----------

                       FORM OF TENANT ESTOPPEL CERTIFICATE
                       -----------------------------------

TO: ________________________________ ("Buyer")

    ________________________________

    ________________________________

RE: Premises Address:        _____________________________________ (Property)

                             Suite No. _____________ (Premises)

    Lease Date:              ___________________

    By and Between:          ________________________ (Landlord), and
                             ________________________ (Tenant)

    Square Footage Leased:   Approximately _____________ Square Feet


The undersigned is the Tenant under the above-referenced lease and a true, correct and complete copy of which Lease and any and all amendments thereto is attached hereto as Exhibit "A" and are hereinafter collectively referred to as the "Lease." The undersigned hereby acknowledges and certifies on behalf of itself, its successors and assigns, to _______________ (Landlord), Buyer (its successors and assigns) and any lender that may extend credit secured all or in part by a deed of trust on the Property, and each of their respective successors and assigns, the following:

          1. The above-described Lease is unmodified and in full force and effect except for ______________________________________________.

          2. There is no prepaid rent, other than the current month's rent paid in advance, except ___________________________________________ Dollars
($____________), and the amount of the security deposit is $___________________.

          3. Tenant is in possession of the Premises. Tenant's current minimum monthly base rental payments are _________________. Base rent was last paid on _____________ and has been paid through ____________.

          4. The Lease terminates on ________________ and Tenant has the following renewal option(s): _________________ option(s) to extend and renew the Lease for ____________ each. The exercise date(s) of said option(s) are:
______________.

          5. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

          6. As of the date hereof, neither Landlord nor Tenant is in default under the Lease, and Tenant has no knowledge of the occurrence of any event which with notice and/or the passage of time would constitute a default under the Lease, nor does Tenant have any claims against Landlord nor any defenses or offsets against rent.


                                   EXHIBIT "B"
                                   -----------

          7. The undersigned acknowledges that Landlord and its successors and/or assigns, and Buyer and its successor and/or assigns, may rely upon this Estoppel Certificate and that any lenders who make a loan which is secured in whole or in part on the Property and each of their successors and/or assigns may rely upon this Estoppel Certificate.

          8. The undersigned is duly authorized to execute this certificate on Tenant's behalf.

          9. The undersigned has not assigned or sublet the Premises.


IN WITNESS WHEREOF, Tenant has executed this Tenant Estoppel Certificate this ____ day of _________________________, 2005.



                     TENANT:

                     _________________________________



                     By:______________________________________________________

                        Name:_________________________________________________

                        Title:________________________________________________




                              EXHIBIT "B" - Page 2
                              -----------

                                   EXHIBIT "C"
                                   -----------

RECORDING REQUESTED BY AND
AND WHEN RECORDED MAIL TO:

------------------------------------

------------------------------------

------------------------------------


================================================================================
                      (Above Space for Recorder's Use Only)

                                   GRANT DEED
                                   ----------

The undersigned grantor declares:

Documentary transfer tax is shown by an unrecorded separate affidavit pursuant to R&T Code ss. 11932
(X) computed on full value of property conveyed, or
( ) computed on full value, less value of liens and encumbrances remaining at time of sale.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ____________________________________________ ("Grantor"), hereby GRANTS to
______________________, a ________________ the following described real property
(the "Property") located in the County of ___________, State of California:

SEE EXHIBIT "1" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE

SUBJECT TO: (A) Taxes and assessments; and (B) All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters of record.

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the ___ day of ________, 2005.


GRANTOR:

_________________________



                                   EXHIBIT "C"
                                   -----------

                           EXHIBIT "1" TO EXHIBIT "C"
                           --------------------------










                           EXHIBIT "1" TO EXHIBIT "C"
                           --------------------------

                                   EXHIBIT "D"
                                   -----------

                       BILL OF SALE AND GENERAL ASSIGNMENT
                       -----------------------------------

This BILL OF SALE AND GENERAL ASSIGNMENT ("Assignment") is made and entered into as of the ___ day of , 2005, by and between ________________________________
("Assignor") and ______________, a _________________ ("Assignee").


                                R E C I T A L S:
                                - - - - - - - -

A. Assignor and _____________________ entered into that certain Agreement of Sale and Purchase and Joint Escrow Instructions dated _________________, 2005 ("Agreement") with respect to the sale of the "Property" described therein.

B. Assignor desires to assign and transfer to the Assignee all of Assignor's right, title and interest in and to the Intangible Property, Contracts, Leases, Security Deposits and Personal Property, as such terms are defined in the Agreement, and Assignee desire to accept such assignment and to assume and perform all of Assignor's covenants and obligations in and under the Contracts and Leases from and after the date hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to the Intangible Property, Contracts, Leases, Security Deposits and Personal Property.

2. Assignee hereby accepts the above assignment and expressly assume and covenant to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor under the Contracts and the Leases from and after the date hereof. A list of the Contracts and Leases to be assigned by Assignor to Assignee and assumed by Assignee is set forth on Schedule "1" to this Assignment.

3. Assignor represents and warrants to Assignee:

          (a) that Assignor is the owner and holder of the lessor interest in and to the Leases and has the full right, power and authority to assign the same as herein provided; and

          (b) that there are no leases, tenancies, occupancies, licenses, concessions, offers to lease, letters of intent or other like commitments affecting the Property, except for the Leases.

          (c) that the Intangible Property and the Personal Property are free and clear from all encumbrances and that Assignor does warrant and will forever defend the same to Assignee against the lawful claims and demands of all persons whatsoever;

4. Indemnification.

          (a) By Assignor. Assignor hereby agrees to defend, indemnify and hold harmless Assignee from and against all liability, loss, cost, damage or expense arising out of or resulting from the breach by Assignor of: (i) any of Assignor's representations or warranties contained herein; or (ii) any obligations of Assignor under the Contracts, or as landlord under the Leases, arising prior to the Effective Date.


                                   EXHIBIT "D"
                                   -----------

          (b) By Assignee. Assignee hereby agrees to defend, indemnify and hold harmless Assignor from and against all liability, loss, cost, damage or expense arising out of or resulting from any obligations of Assignee under the Contracts, or as landlord under the Leases, arising from and after the Effective Date.

5. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective legal representatives, successors, and assigns.




IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.


"ASSIGNOR"                                  "ASSIGNEE"


-----------------------------               ------------------------------





                              EXHIBIT "D" - Page 2
                              -----------

                           SCHEDULE "1" TO EXHIBIT "D"
                           ---------------------------











                           SCHEDULE "1" TO EXHIBIT "D"
                           ---------------------------

                                   EXHIBIT "E"
                                   -----------

                         LIST OF DUE DILIGENCE MATERIALS
                         -------------------------------

1.   Year end (2003 and 2004) Property income and expense information.
2.   2005 YTD income and expense information.
3.   2003 and 2004 CAM Reconciliation.
4.   2005 CAM Estimates.
5.   2004 and 2005 (YTD) tax bills.
6.   2004, and 2005 (YTD) utility bills.
7.   Property service agreements.
8.   Tenant leases.
9.   Current rent roll.
10.  Most recent survey
11.  Any other information in Seller's possession reasonably requested by Buyer



                                   EXHIBIT "E"
                                   -----------

                                   EXHIBIT "F"
                                   -----------


                              The Border Agreement








                                   EXHIBIT "F"
                                   -----------

                                   EXHIBIT "I"
                                   -----------

                Form of Assignment and Assumption of Ground Lease



RECORDING REQUESTED BY AND
AND WHEN RECORDED MAIL TO:

---------------------------------

---------------------------------

---------------------------------


                    ASSIGNMENT AND ASSUMPTION OF GROUND LEASE


     THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (this "Assignment") is made and entered into as of this _____ day of ______, 200_ (the "Effective Date"), by and between __________________ ("Assignor"), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having offices at 150 East Gay Street, Columbus, OH 43215 ("Assignee").


                                    Recitals:

     A. Assignor is the owner of the tenant's ground leasehold interest created pursuant to and under that certain ground lease more particularly described in
Schedule 1 attached hereto and made a part hereof (the "Ground Lease") and covering that certain land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

     B. Assignor has agreed to convey to Assignee its right, title, and interest as tenant in and to the Ground Lease.

     C. Assignor desires to assign and to transfer to Assignee all of Assignor's right, title, and interest as tenant in and to the Ground Lease, and Assignee desires to accept such assignment, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and Assignor's execution of the Ground Lease, the covenants and agreements contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, mutually agree as follows:

     1. Assignor does hereby assign, transfer, convey, and set over unto Assignee all of the right, title, and interest of Assignor in, to an under the Ground Lease as of the Effective Date subject, however, to the matters set forth in Exhibit B hereto (the "Permitted Exceptions").

     2. Assignor hereby represents and warrants:

          (a) that the Ground Lease, a true and copy of which has been delivered by Assignor to Assignee, is in full force and effect;

          (b)  that Assignor has good right and power to assign the Ground
               Lease;

          (c) that the leasehold interest hereby assigned to Assignee is free and clear from all encumbrances, except for the Permitted Exceptions, and that Assignor does warrant and will forever defend the same to Assignee against the unlawful claims and demands of all persons claiming by, through or under Assignor, except for the holders of the Permitted Exceptions; and

          (d) that no default exists under the terms of the Ground Lease in connection with any of the conditions, covenants, and other provisions of the Ground Lease on the part of Assignor to be kept and performed that no event has occurred or condition exists that, with the passage of time, the giving of notice, or both, may result in an occurrence of a default under the terms of the Ground Lease.


     3. Assignee, for itself and its successors and permitted assigns, does hereby accept the assignment of the Ground Lease as of the Effective Date, and agrees to assume and perform, observe, and discharge all of the obligations, terms, covenants, and conditions to be performed or observed by Assignor under the Ground Lease which accrue on or after the Effective Date, including but not limited to, the obligation to pay Landlord for all fixed rent, additional rent, and any other charges payable under the Ground Lease.

     4. Assignee shall indemnify and hold Assignor harmless from and against any and all claims, demands, losses, damages, expenses, and costs arising out of or in connection with the Ground Lease on or after the Effective Date or any failure of Assignee to perform or observe any covenant, agreement, term, provision, or condition of the Ground Lease prior to the Effective Date.

     5. Assignor shall indemnify and hold Assignee harmless from and against any and all claims, demands, losses, damages, expenses, and costs arising out of or in connection with the Ground Lease prior to the Effective Date or any failure of Assignor to perform or observe any covenant, agreement, term, provision, or condition of the Ground Lease prior to the Effective Date.

     6. This Assignment shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and permitted assigns.

     7. Assignor and Assignee acknowledge and agree that Landlord is intended to be a third party beneficiary of this Assignment and that Landlord may rely for its benefit and the benefit of its successors and assigns upon the obligations of Assignor and Assignee set forth in this Assignment.

     8. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Nebraska and each party agrees to jurisdiction and venue in said state and the federal and state courts located in such state.



                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Ground Lease to be executed as of the Effective Date.



                               ASSIGNOR:

                               USE BLACK INK ONLY



                               ASSIGNEE:

                               USE BLACK INK ONLY

                         AGREEMENT OF SALE AND PURCHASE

                          AND JOINT ESCROW INSTRUCTIONS

                                 by and between

  PASSCO COLIMA, LLC, a Delaware limited liability company, PASSCO PHM, LLC, a Delaware limited liability company, PHM-1, LLC, a Delaware limited liability company, , PHM-2, LLC, a Delaware limited liability company, PHM-3, LLC, a Delaware limited liability company, PHM-4, LLC, a Delaware limited liability company, PHM-5, LLC, a Delaware limited liability company, PHM-6, LLC, a
       Delaware limited liability company, PHM-7, LLC, a Delaware limited liability company, PHM-8, LLC, a Delaware limited liability company, PHM-9, LLC, a Delaware limited liability company, PHM-10, LLC, a Delaware limited liability company, PHM-11, LLC, a Delaware limited liability company, PHM-12, LLC, a Delaware limited liability company, PHM-13, LLC, a Delaware limited liability company, PHM-14, LLC, a Delaware limited liability company,
        PHM-15, LLC, a Delaware limited liability company, PHM-16, LLC, a Delaware limited liability company, PHM-17, LLC, a Delaware limited liability company, PHM-18, LLC, a Delaware limited liability company, PHM-20, LLC, a
       Delaware limited liability company, PHM-21, LLC, a Delaware limited liability company, PHM-23, LLC, a Delaware limited liability company, PHM-24,
   LLC, a Delaware limited liability company, PHM-25, LLC, a Delaware limited liability company, PHM-26, LLC, a Delaware limited liability company, PHM-27, LLC, a Delaware limited liability company, PHM-28, LLC, a Delaware limited liability company and PHM-29, LLC, a Delaware limited liability company, each as tenants in common ( collectively referred to as the "Seller")


                                       and

           GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer")